Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Dillard’s, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333‑220063, 333-218299, 333-202574, 333-181623, 333-167937, 333-164361, 333-156029, 333-147636, 333-126000, 333-89180 and 333-89128) on Form S-8 of Dillard’s, Inc. of our report dated March 29, 2019, with respect to the consolidated balance sheets of Dillard’s, Inc. and subsidiaries as of February 2, 2019 and February 3, 2018, the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended February 2, 2019, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of February 2, 2019, which report appears in the February 2, 2019 annual report on Form 10‑K of Dillard’s, Inc.
Our report refers to the adoption of Accounting Standards Update No. 2016-16, Intra-Entity Transfers of Assets Other Than Inventory.

/s/ KPMG LLP
Dallas, Texas
March 29, 2019